Exhibit 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER OF

HAN LOGISTICS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of  Han Logistics, Inc. (the “Company”) for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chen Kin Ning, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, based on my knowledge, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Chen Kin Ning

Chen Kin Ning

Chief Financial Officer

April 16, 2015

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.